Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-81504 and 333-44430 of OPNET Technologies, Inc. on Form S-8 of our report dated April 23, 2003, appearing in the Annual Report on Form 10-K of OPNET Technologies, Inc. for the year ended March 31, 2003.

Deloitte & Touche, LLP

McLean, VA

May 30, 2003